UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Parabellum Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40845	86-2219674
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3811 Turtle Creek Blvd	75219
Suite 2125	(Zip Code)
Dallas, TX 75219
(Address of Principal Executive Offices)

(972) 591-8349

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	PRBM.U	The New York Stock Exchange
Shares of Class A Common Stock, par value $0.0001 per share, included as part of the Units	PRBM	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	PRBM.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed by Parabellum Acquisition Corp. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2021 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on September 30, 2021, resulting in the issuance of an aggregate of 12,500,000 units (the “Public Units”). Each Public Unit consists of one share of the Company’s Class A Common Stock (a “Public Share”), $0.0001 par value (“Class A Common Stock”), and three-quarters (3/4) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $125,000,000.

Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 6,225,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, with Parabellum Acquisition Partners, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to the Private Placement Warrant Purchase Agreement identified above (the “Private Placement Warrant Purchase Agreements”). The Private Placement generated aggregate gross proceeds of $6,225,000. The Private Placement Warrants are identical to the Public Warrants included in the Public Units, except as otherwise disclosed in the Company's registration statement.

A total of $126,250,000, consisting of the entirety of the proceeds received by the Company after deduction for commissions from the IPO, and a portion of the proceeds from the sale of the Private Units, (which amount includes $4,375,000 of deferred underwriting commissions), were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee and J.P. Morgan Chase Bank, N.A. acting as investment manager. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes (less up to $100,000 interest to pay dissolution expenses), the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if the Company has not completed its initial business combination within 18 months from the closing of the IPO, and (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity.

An audited balance sheet as of October 1, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of Parabellum Acquisition Corp. as of October 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARABELLUM ACQUISITION CORP.

By:	/s/ Narbeh Derhacobian
Name:	Narbeh Derhacobian
Title:	President and Chief Executive Officer

Date: October 7, 2021